UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Agreement and Class A Term Loan Supplement

On August 23, 2016, Chesapeake Energy Corporation (the “Company”) entered into (i) an agreement providing for a term loan facility (as supplemented by the Class A Term Loan Supplement described below, the “Term Loan Agreement”) by and among the Company, as the borrower, Deutsche Bank Trust Company Americas, as the term agent (the “Term Agent”), and the several lenders from time to time parties thereto and (ii) a supplement to the Term Loan Agreement (the “Class A Term Loan Supplement,” and loans made pursuant to the Term Loan Agreement, “Class A Term Loans”) with the Term Agent and the lenders party thereto. The proceeds of the Class A Term Loans will be used to finance tender offers for the Company’s senior unsecured notes, with any remaining amount used for further debt repayments and general corporate purposes. The Company borrowed $1.5 billion aggregate principal amount of Class A Term Loans pursuant to the Term Loan Agreement. Multiple classes of term loans (collectively, the “Term Loans”) may be incurred under the Term Loan Agreement, pursuant to supplements thereto, subject to the Company’s receipt of commitments from new lenders for such classes of Term Loans and the satisfaction of certain other conditions.

Obligations under the Term Loan Agreement (the “Term Loan Obligations”) will be unconditionally guaranteed on a joint and several basis by all of the Company’s subsidiaries (the “Subsidiary Guarantors”) that guarantee the Company’s Credit Agreement dated December 15, 2014 (the “Credit Facility”) and will be secured by first-priority liens on all of the Company’s and the Subsidiary Guarantors’ assets that secure the Credit Facility (the “Collateral”), but pursuant to the Collateral Trust Agreement described below, will be second in collateral recovery behind the secured parties under the Credit Facility. The Collateral also secures the Company’s 8.00% Senior Secured Second Lien Notes due 2022 and other indebtedness of the Company, if any, secured on a junior basis to the Credit Facility and the Term Loan Obligations, pursuant to the terms of the Intercreditor Agreement, entered into on December 23, 2015, between MUFG Union Bank, N.A., as priority lien agent, and Deutsche Bank Trust Company Americas, as second lien collateral trustee, and acknowledged and agreed to by the Company and the Subsidiary Guarantors, which the Term Agent will join as the representative of the secured parties under the Term Loan Agreement. To the extent of the Collateral, the Term Loan Obligations are effectively senior to the Second Lien Notes and such other indebtedness secured on a junior basis, if any, as well as the unsecured obligations of the Company.

The Class A Term Loans mature on August 23, 2021 and will bear interest at a rate of LIBOR plus 7.50% per annum, subject to a 1.00% LIBOR floor, or the alternate base rate (“ABR”) plus 6.50% per annum, subject to a 2.00% ABR floor, at the Company’s option. The Class A Term Loans were made at par without original issue discount. Repayment of the Class A Term Loans is subject to a make-whole premium prior to the second anniversary of closing of the Class A Term Loans, a premium to par equal to 4.25% from the second anniversary until but excluding the third anniversary and a premium to par equal to 2.125% from the third anniversary until but excluding the fourth anniversary. Beginning on the fourth anniversary of closing of the Class A Term Loans, the Company may prepay the Class A Term Loans at par.

The Term Loans, including the Class A Term Loans, may be subject to mandatory prepayments and offers to prepay with net cash proceeds of certain issuances of debt, certain sales and other dispositions of Collateral. In the event of a change of control of the Company, the Company will be required to offer to prepay the Term Loans, including the Class A Term Loans, at a purchase price in cash equal to 101% of the aggregate principal amount of Term Loans prepaid.

The terms of the Term Loan Agreement include covenants limiting, among other things, the ability of the Company and its Restricted Subsidiaries (as defined therein) to incur additional indebtedness, incur liens, consummate mergers and similar fundamental changes, make restricted payments, sell Collateral and use proceeds from such sales, make investments, repay certain subordinate, unsecured or junior lien indebtedness, and enter into transactions with affiliates.

Events of default under the Term Loan Agreement include, among other things, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross-payment default and cross acceleration with respect to other indebtedness, including other classes of Term Loans, with an outstanding principal balance of $125.0 million or more; bankruptcy; judgments involving liability of $125.0 million or more that are not paid; and ERISA events. Many events of default are subject to customary notice and cure periods.

The above description of the material terms and conditions of the Term Loan Agreement, the Class A Term Loan Supplement and the Class A Term Loans does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement and the Class A Term Loan Supplement, which are filed as Exhibits 4.1 and 4.2, respectively, hereto.

Collateral Trust Agreement

On August 23, 2016, MUFG Union Bank, N.A., as collateral trustee (the “Collateral Trustee”), the Revolver Agent and the Term Agent, entered into a collateral trust agreement, which was acknowledged and agreed to by the Company and the Subsidiary Guarantors (the “Collateral Trust Agreement”) pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens upon the Collateral for the benefit of the lenders under the Credit Facility, the lenders under the Term Loan Agreement and holders of other term loan obligations secured on an equal and ratable basis with the Term Loans, if any.

The above description of the material terms and conditions of the Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collateral Trust Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Term Loan Agreement dated August 23, 2016 among Chesapeake Energy Corporation, the lenders party thereto and Deutsche Bank Trust Company Americas, as term agent.

4.2	Class A Term Loan Supplement dated August 23, 2016 among Chesapeake Energy Corporation, the lenders party thereto and Deutsche Bank Trust Company Americas, as term agent.

10.1	Collateral Trust Agreement, dated as of August 23, 2016 by and among MUFG Union Bank, N.A., as collateral trustee and revolver agent, and Deutsche Bank Trust Company Americas, as term loan agent, and acknowledged and agreed by Chesapeake Energy Corporation and certain of its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary

Date: August 24, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Term Loan Agreement dated August 23, 2016 among Chesapeake Energy Corporation, the lenders party thereto and Deutsche Bank Trust Company Americas, as term agent.

4.2	Class A Term Loan Supplement dated August 23, 2016 among Chesapeake Energy Corporation, the lenders party thereto and Deutsche Bank Trust Company Americas, as term agent.

10.1	Collateral Trust Agreement, dated as of August 23, 2016 by and among MUFG Union Bank, N.A., as collateral trustee and revolver agent, and Deutsche Bank Trust Company Americas, as term loan agent, and acknowledged and agreed by Chesapeake Energy Corporation and certain of its subsidiaries.

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